Exhibit 99.1

News release

YRC Worldwide Announces Definitive Agreement for Austin Ventures to Acquire YRC Logistics

YRC Worldwide continues to benefit from global logistics services through partnership with new company

OVERLAND PARK, Kan., June 25, 2010—YRC Worldwide Inc. (Nasdaq: YRCW) today announced it has entered into a definitive agreement to sell a portion of its YRC Logistics business to Austin Ventures, a strategic private equity investor. This logistics business will operate as a private company owned by Austin Ventures. The sale will form the basis for a new company specializing in international freight forwarding, customs brokerage, transportation management, truckload services, and dedicated warehouse and fulfillment services in North America, Latin America, Europe and Asia.

“This transaction enables YRC Worldwide to focus on our core transportation capabilities while continuing to offer full global logistics solutions for our customers through a strong business relationship with the new company,” says Bill Zollars, chairman, president and CEO, YRC Worldwide. “There will be no change in the way a customer’s business is handled, and they will benefit from advancements in the delivery of comprehensive supply chain solutions by both companies. In addition, the incremental liquidity from the transaction will support YRC Worldwide business growth.”

YRC Worldwide will retain all of its China-based operations and the strategic partnership with Austin Ventures gives customers of the new logistics company ongoing access to these capabilities.

“We are very pleased to partner with the management team of YRC Logistics. We see opportunities to invest in the company and position it for growth through expanded offerings and the continued expansion of its global network,” says David Lack, partner, Austin Ventures. “This investment builds on Austin Ventures’ commitment to work alongside talented executive teams in leading, high-growth supply chain services companies.”

“The current YRC Logistics management team remains in place and customers will experience the same expertise and accountability,” adds John Carr, president-YRC Logistics. “The substantial equity infusion from Austin Ventures positions us to pursue new business development as well as growth through acquisition.”

The agreement between YRC Worldwide and Austin Ventures is for an acquisition price of $37 million, and incremental value will be realized by both parties through a comprehensive commercial services agreement. The transition to new ownership is expected to be complete within the next 30-45 days.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” “expected” and similar expressions are intended to identify forward-looking statements. The company’s expectations regarding the closing of the transaction and the additional liquidity the transaction will provide are only its expectations regarding these matters. The closing is subject to a number of conditions, including (among others), normal and customary closing conditions, the consent of the company’s lenders under its credit agreement and the consent of the pension funds a party to the company’s contribution deferral agreement.

About Austin Ventures

Austin Ventures (“AV”) has worked with talented entrepreneurs to build valuable companies for over twenty-five years. With $3.9 billion under management, AV is the most active venture capital and growth equity firm in Texas and one of the most established in the nation. With an investment focus on business services and supply chain, financial services, media and information services, software and Internet, and

Texas special situations, AV invests at all stages of company development, from $100,000 in “planned experiments” in early stage ideas to $100+ million investments in expansion rounds, minority recapitalizations, and buyouts of lower middle market growth companies. AV has been an active investor in the transportation and logistics sector—including current investments in port-based warehousing and distribution, truck and intermodal brokerage, and returns management solutions—and continues to actively expand its presence in the space. AV’s strategy is to partner with talented executives and entrepreneurs through its CEO-in-Residence and Entrepreneur-in-Residence programs. Visit austinventures.com for more information.

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is one of the largest transportation service providers in the world and the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, New Penn, Holland and Reddaway. YRC Worldwide has the largest, most comprehensive network in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Media Contacts:

Suzanne Dawson

Linden, Alschuler & Kaplan

212.329.1420

sdawson@lakpr.com

Kim Hughes

Austin Ventures

512.657.7222

khughes@austinventures.com

Investor contact:

Paul Liljegren

YRC Worldwide

913.696.6143

Paul.Liljegren@yrcw.com

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide